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SADDLEBACK FINANCIAL CORPORATION                       LEASE AGREEMENT
                                                       TO OUR VALUED CUSTOMER: This Lease has been written in "Plain English". When
  a UniCapital Company                                 we use the words you and your in this Lease, we mean you, our customer, which is the Lessee indicated below. When we use the words we, us and our in this Lease, we mean the Lessor, Saddleback Financial Corporation,
                                                       625 The City Drive, Suite 140, Orange, CA 92868, (717) 938-9500

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CUSTOMER
INFORMATION                Lessee Name:
                           MAJESTIC MODULAR BUILDINGS, LTD.

                           Billing Street Address/City/State/Zip                                                  Lease #
                            320 - 9TH STREET, MODESTO, CA  95351                                                  13114-0899
                           Equipment Location (if other from above)                                               Tax ID #
                                                                                                                  52-2094161
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SUPPLIER                   Supplier Name:
INFORMATION                KNUDSON MANUFACTURING, INC  ("Supplier")
                           Business Address/City/County/State/Zip
                           10401 WEST 120TH AVE.  BROOMFIELD, CO 80021
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EQUIPMENT                  ONE ( 1 ) VARIPAN PANEL MANUFACTURING SYSTEM, MODEL VP-21 MORE THOROUGHLY
DESCRIPTION                DESCRIBED ON THE SCHEDULE "A" DESCRIPTION ATTACHED HERETO AND MADE A PART HEREOF,
                           INCLUDING ALL ATTACHMENTS AND ACCESSORIES.
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TERM AND                                                                 = Total
LEASE                     Lease Term   No. of     Amount of              Lease                     ADVANCE PAYMENT(S)
PAYMENT                     Months     payments   payment     + Tax      Payment                   First and last          $2,938.00
SCHEDULE                 ------------ ---------- ----------- ---------- ------------- -----------  Upfront documentation
                                                                                       Followed    and recording fee(s):     $150.00
                          36           36         1,469.00    +          = 1,469.00    by          TOTAL INITIAL PAYMENT   $3,088.00
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END OF LEASE              (Check one applicable box. If no box is checked, the Fair Market Value Purchase Option            PLUS
PURCHASE                  will apply.)                                                                                  APPLICABLE
OPTION                                                                                                                     TAXES
                         [ ] Fair Market Value Purchase Option          [ ]See attached Option Rider

                         [X] Fixed Price Purchase Option of $1.00
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INSURANCE                You are required to provide and maintain  insurance related to the Equipment, and to pay any property,
AND TAXES                use and other taxes related to this Lease or the Equipment. (See Sections and 6 on the back of this Lease.)
                         If you are tax-exempt, you agree to furnish us with satisfactory evidence of your exemption.
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TERMS AND                BY SIGNING THIS LEASE:(I)YOU ACKNOWLEDGE THAT YOU HAVE READ AND UNDERSTAND THE TERMS AND CONDITIONS ON
                         FRONT AND BACK OF THIS LEASE, (II) YOU AGREE THAT THIS LEASE IS A NET LEASE THAT YOU CANNOT TERMINATE OR
                         CANCEL, YOU HAVE AN UNCONDITIONAL OBLIGATION TO MAKE ALL PAYMENTS DUE UNDER THIS LEASE, AND YOU CANNOT
                         WITHHOLD, SET OFF OR REDUCE SUCH PAYMENTS FOR ANY REASON, (III) YOU WILL USE THE EQUIPMENT ONLY FOR
                         BUSINESS PURPOSES, (IV) YOU WARRANT THAT THE PERSON SIGNING THIS LEASE FOR YOU HAS THE AUTHORITY TO DO SO
                         AND TO GRANT THE POWER OF ATTORNEY SET FORTH IN SECTION 7 OF THIS LEASE, (V) YOU CONFIRM THAT YOU
                         DECIDED TO ENTER INTO THIS LEASE RATHER THAN PURCHASE THE EQUIPMENT FOR THE TOTAL CASH PRICE, AND (VI) YOU
                         AGREE THAT THIS LEASE WILL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA AND YOU CONSENT TO THE
                         JURISDICTION OF ANY COURT LOCATED WITHIN CALIFORNIA. YOU AND WE EXPRESSLY WAIVE ANY RIGHTS TO A TRIAL BY
                         JURY.

SADDLEBACK FINANCIAL CORPORATION                                         MAJESTIC MODULAR BUILDINGS, LTD.
LESSOR                                                                   LESSEE

X  /s/ Warren E. Enard                                                   X  /s/ Lawrence Holland
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AUTHORIZED SIGNATURE                                                     AUTHORIZED SIGNATURE


Warren E. Enard, President                           8/17/99             LAWRENCE HOLLAND, PRESIDENT
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PRINT NAME & TITLE                                     DATE              PRINT NAME & TITLE                                  DATE
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1. LEASE; DELIVERY AND ACCEPTANCE. You agree to lease the equipment described on the front of the lease agreement (collectively "Equipment") on the terms and conditions shown on the front and back of this lease ("Lease"). If you have entered into any purchase or supply contract (collectively "Supply Contract")
with any Supplier, you assign to us your rights under such Supply Contract, but none of your obligations (other than the obligation to pay for the Equipment if it is accepted by you as stated below and you timely deliver to us such documents and assurances as we request). If you have not entered into a Supply
Contract, you authorize us to enter into a Supply Contract on your behalf. You will arrange for the delivery of the Equipment to you. When you receive the
Equipment you agree to inspect it to determine if it is good working order. This
Lease will begin on the date when the Equipment is delivered to you and the
Equipment will be deemed irrevocably accepted by you upon the earlier of: a) the delivery to us of a signed Delivery and Acceptance Certificate (if requested by
us); or b) 10 days after delivery of the Equipment to you if previously you have not given written notice to us of your non-acceptance. The first Lease Payment is due on or before the date the Equipment is delivered to you. The remaining
Lease Payments will be due on the day of each subsequent month (or such other time period specified on the front of this Lease) designated by us. You will make all payments required under the Lease to us at such address we may specify in writing. You authorize us to adjust the Lease Payment by not more than 15% if the actual Total Cash Price (which is all amounts we have paid in connection with the purchase, delivery and installation of the Equipment, including any trade-up and buyout amounts) differs from the estimated Total Cash Price of the
Equipment. If any Lease Payment or other amount payable to us under this Lease is not paid within 10 days of its due date, you will pay us a late charge not to exceed 7% of each late payment (or such lesser rate as is the maximum rate allowable under applicable law).
2. NO WARRANTIES. WE ARE LEASING THE EQUIPMENT TO YOU "AS-IS". YOU ACKNOWLEDGE
THAT WE DO NOT MANUFACTURE THE EQUIPMENT, WE DO NOT REPRESENT THE MANUFACTURER
OR THE SUPPLIER, AND YOU HAVE SELECTED THE EQUIPMENT AND SUPPLIER BASED UPON
YOUR OWN JUDGEMENT. WE MAKE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.
YOU AGREE THAT REGARDLESS OF CAUSE, WE ARE NOT RESPONSIBLE FOR AND YOU WILL NOT
MAKE ANY CLAIM AGAINST US FOR ANY DAMAGES, WHETHER CONSEQUENTIAL, DIRECT ,
SPECIAL, OR INDIRECT. YOU AGREE THAT NEITHER SUPPLIER NOR SALESPERSON, EMPLOYEE
OR AGENT OF THE SUPPLIER IS OUR AGENT OR HAS ANY AUTHORITY TO SPEAK FOR US OR
BIND US IN ANY WAY. WE TRANSFER TO YOU FOR THE TERM OF EACH SCHEDULE ANY
WARRANTIES MADE BY THE MANUFACTURER OR SUPPLIER WITH RESECT TO THE EQUIPMENT
LEASED.
3. EQUIPMENT LOCATION; USE AND REPAIR; RETURN. You will keep and use the
Equipment only at the Equipment Location shown on the front of this Lease. You may not move the Equipment without our prior written consent. At your own cost and expense, you will keep the Equipment eligible for any manufacturer's certification, in compliance with all applicable laws and in good condition, except for ordinary wear and tear. You will not make any alterations, additions or replacements to the Equipment without our prior written consent. All alterations, additions or replacements will become part of the Equipment and our property at no cost or expense to us. We may inspect the Equipment at any reasonable time. Unless you purchase the Equipment in accordance with this
Lease, at the end of this Lease you will immediately deliver the Equipment to us in as good condition as when you received it, except for ordinary wear and tear, to any place in the United States that we tell you. You will pay all expenses of deinstalling, crating and shipping, and you will insure the Equipment for its full replacement value during shipping.
4. TAXES AND FEES. You will pay when due, either directly or to us upon demand, all taxes, fines and penalties relating to this Lease or the Equipment that are now or in the future assessed or levied by any state, local or other government authority. We will file all personal property, use or other tax returns (unless we notify you otherwise in writing) and you agree to pay us a fee for making such filings. We do not have to contest any taxes, fines or penalties. You will pay estimated property taxes with each Lease Payment or annually, as invoiced.
5. LOSS OR DAMAGE. As between you and us, you are responsible for any loss, theft or destruction of, or damage to, the Equipment (collectively "Loss") from any cause at all, whether or not insured, until it is delivered to us at the end of this Lease and comply with all other Lease obligation even if there is a loss. You are required to make all Lease Payments even if there is a Loss. You must notify us in writing immediately of any Loss. Then, at our option, you will either (a) repair the Equipment so that it is in good condition and working order, eligible to any manufacturer's certification, or (b) pay us the amount specified in section 9(b) below.
6. INSURANCE. You will provide and maintain at your expense (a) property insurance against the loss, theft or destruction of, or damage to, the Equipment for its full replacement value, naming us as loss payee, and (b) public liability and third party property insurance, naming us as an additional insured. You will give us certificates or other evidence of such insurance when requested. Such insurance will be in a form, amount and with companies acceptable to us, and will provide that we will be given 30 days advance notice of any cancellation or material change of such insurance. If you do not give us evidence of insurance acceptable to us, we have the right, but not the obligation, to obtain insurance covering our interest in the Equipment for the term of this Lease, including any renewal or extensions, from an insurer of our choice, including an insurer that is our affiliate. We may add the costs of acquiring and maintaining such insurance and our fees for our services in placing and maintaining such insurance (collectively "Insurance Charge") to the amounts due from you under this Lease. You will pay the Insurance Charge in equal installments allocated to the remaining Lease Payments. If we purchase insurance, you will cooperate with our insurance agent with respect to the placement of insurance and the processing of claims. Nothing in this Lease will create an insurance relationship of any type between us and any other person.
You acknowledge that we are not required to secure or maintain any insurance, and we will not be liable to you if we terminate any insurance coverage that we arrange. If we replace or renew any insurance coverage, we are not obligated to provide replacement or renewal coverage under the same terms, costs, limits, or conditions as the previous coverage.
7. TITLE; RECORDING. We are the owner of and will hold title to the Equipment.
You will keep the Equipment free of all liens and encumbrances. Unless the
Purchase Option price shown on the front of this Lease is $1.00, you agree that this transaction is a true lease. However, if the transaction is deemed to be a lease intended for security, you grant us a purchase money security interest in the Equipment (including any replacements, substitutions, additions, attachments and proceeds). You will deliver to us signed financing statements or other documents we request to protect our interest in the Equipment. YOU AUTHORIZE US
TO FILE A COPY OF THIS LEASE AS A FINANCING STATEMENT AND APPOINT US OR OUR
DESIGNEE AS YOUR ATTORNEY-IN-FACT TO EXECUTE AND FILE, ON YOUR BEHALF, FINANCING
STATEMENTS COVERING THE EQUIPMENT.
8. DEFAULT. Each of the following is a "default" under this Lease (a) you fail to pay any Lease Payment or any other payment within 10 days of its due date,
(b) you do not perform any of your obligations under this Lease or in any other agreement with us or with any of our affiliates and this failure continues for
10 days after we have notified you of it, (c) you become insolvent, you dissolve or are dissolved, or you assign your assets for the benefit of your creditors, or enter (voluntarily or involuntarily) any bankruptcy or reorganization proceeding, (d) any guarantor of this Lease dies, does not perform its obligations under the guaranty, or becomes subject to one of the events listed in clause (c) above, (e) you fail to keep the Equipment insured as required by
Section 6 hereof or (f) you attempt to transfer or encumber the Equipment.
9. REMEDIES. If a Default occurs, we may do one or more of the following (a) we may cancel or terminate this Lease or any or all other agreements that we have entered into with you, (b) we may require you to immediately pay us, as compensations for loss of our bargain and not as a penalty, a sum equal to (i)
the present value of all unpaid Lease Payments for the remainder of the term plus the present value of our anticipated residual interest in the Equipment, each discounted at 5% per year, compounded monthly, plus (ii) all other amounts due or that become due under this Lease, (c) we may require you to deliver the
Equipment to us as set forth in Section 3; (d) we or our agent may peacefully repossess the Equipment without court order and you will not make any claims against us for damages or trespass or any other reason, and (e) we may exercise any other right or remedy available at law or in equity. YOU AGREE TO PAY ALL OF
OUR COSTS OF ENFORCING OUR RIGHTS AGAINST YOU, INCLUDING REASONABLE ATTORNEYS'
FEES. If we take possession of the Equipment, we may sell or otherwise dispose of it with or without notice, at a public or private sale, and apply the net proceeds (after we have deducted all costs related to the sale or disposition of the Equipment) to the amounts that you owe us. You agree that if notice of sale is required by law to be given, 10 days' notice shall constitute reasonable notice. You will remain responsible for any amounts that are due after we have applied such net proceeds.
10. ASSIGNMENT. YOU MAY NOT ASSIGN, SELL, TRANSFER OR SUBLEASE THE EQUIPMENT OR
YOUR INTEREST IN THIS LEASE. We may, without notifying you, sell, assign, or transfer this Lease or our rights in the Equipment. YOU AGREE THAT THE NEW OWNER
WILL HAVE THE SAME RIGHTS AND BENEFITS THAT WE HAVE NOW UNDER THIS LEASE BUT NOT
OUR OBLIGATIONS. THE RIGHTS OF THE NEW OWNER WILL NOT BE SUBJECT TO ANY CLAIM,
DEFENSE OR SET-OFF THAT YOU MAY HAVE AGAINST US. Following any assignment you will make all payments due under this Lease as directed by the new owner.
11. PURCHASE OPTION; AUTOMATIC RENEWAL. If no Default exists under this Lease, you will have the option at the end of the original or any renewal term to purchase all (but not less than all) of the Equipment at the Purchase Option price shown on the front of this Lease, plus any applicable taxes. If the Fair
Market Value Purchase Option has been selected, you must give us at least 30 days written notice before the end of the original term that you will purchase the Equipment or that you will deliver the Equipment to us to an address specified by us. If you do not give us such written notice or if you do not purchase or deliver the Equipment in accordance with the terms and conditions of
Lease, this Lease will automatically renew for an additional 12 month term and thereafter renew for successive one month terms until you deliver the Equipment to us. During such renewal(s) the Lease Payment will remain the same. We may cancel an automatic renewal term by sending you written notice 10 days prior to such renewal term. If the Fair Market Value Purchase Option has been selected, we will use our reasonable judgement to determine the Equipment's fair market value. If you do not agree with our determination of the Equipment's fair market value, the fair market value (on a retail basis) will be determined at your expense by an independent appraiser selected by us. Upon payment of the Purchase
Option price, we shall transfer our interest in the Equipment to you "AS IS,
WHERE IS" without any representation or warranty whatsoever and this Lease will terminate.
12. INDEMNIFICATION. You are responsible for any losses, damages, penalties, claims, suits and actions (collectively "Claims"), whether based on a theory of strict liability or otherwise caused by or related to (a) the manufacture, installation, ownership, use, lease, possession, or delivery of the Equipment or
(b) any defects in the Equipment. You agree to reimburse us for and if we request, to defend us against, any Claims.
13. CREDIT INFORMATION. YOU AUTHORIZE US OR ANY OF OUR AFFILIATES OR OUR ASSIGNS
TO OBTAIN CREDIT BUREAU REPORTS, AND MAKE OTHER CREDIT INQUIRIES THAT WE
DETERMINE ARE NECESSARY. ON YOUR WRITTEN REQUEST, WE WILL INFORM YOU WHETHER WE
HAVE REQUESTED A CONSUMER CREDIT REPORT AND THE NAME AND ADDRESS OF ANY CONSUMER
CREDIT REPORTING AGENCY THAT FURNISHED A REPORT. YOU ACKNOWLEDGE THAT WITHOUT
FURTHER NOTICE WE MAY USE OR REQUEST ADDITIONAL CREDIT BUREAU REPORTS TO UPDATE
OUR INFORMATION SO LONG AS YOUR OBLIGATIONS TO US ARE OUTSTANDING.
14. MISCELLANEOUS. You agree that the terms and conditions contained in this
Lease make up the entire agreement between you and us regarding the lease of the
Equipment. To the extent permitted by applicable law, you hereby waive any and all rights and remedies conferred upon a lessee by Sections 2A508 through 2A-522 of the Uniformed Commercial Code. This Lease is not binding on us until we sign
it. Any change in any of the terms and conditions of this Lease must be in writing and signed by us. YOU AGREE, HOWEVER, THAT WE ARE AUTHORIZED, WITHOUT
NOTICE TO YOU, TO SUPPLY MISSING INFORMATION OR CORRECT OBVIOUS ERRORS IN THIS
LEASE. If we delay or fail to enforce any of our rights under this Lease, we will still be entitled to enforce those rights at a later time. All notices shall be given in writing by the party sending the notice and shall be effective when deposited in the U.S. Mail, addressed to the party receiving the notice at its address shown on the front of this Lease (or to any other address specified by that party in writing) with postage prepaid. All representations, warranties, indemnities and covenants made by you under this Lease will survive the termination of this Lease. It is the express intent of the parties not to violate any applicable usury laws or to exceed the maximum amount of time price differential or interest, as applicable, permitted to be charged or collected by applicable law, and any such excess payment will be applied to Lease Payments in inverse order of maturity, and any remaining excess will be refunded to you. If you do not perform any of your obligations under this Lease, we have the right, but not the obligation, to take any action or pay any amounts that we believe are necessary to protect our interests. You agree to reimburse us immediately upon our demand for any such amounts that we pay. If more than one Lessee has signed this Lease, each of you agree that your liability is joint and several.
15. ACCORD AND SATISFACTION. No endorsement or statement on any check or any letter accompanying any check or payment of Lease Payment be deemed and accord and satisfaction, and we may accept such check or payment without prejudice to our right to recover the balance of such Lease Payment or pursue other remedy.